                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

                               DCB FINANCIAL CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of security to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

April 15, 2005

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of DCB Financial Corp at 4:00 p.m. on Thursday, May 19, 2005. The meeting will be held at the Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035.

Along with the other members of the Board of Directors and Management, I look forward to greeting those shareholders who are able to attend in person. It is always exciting to share good news of the past and exciting plans for the future.

Thank you for your continued loyalty and support.

                                         On behalf of the Board of Directors,

                                         /s/ Jeffrey T. Benton

                                         Jeffrey T. Benton
                                         President and Chief Executive Officer

      DCB Financial Corp - 110 Riverbend Avenue - Lewis Center, Ohio 43035

                               DCB FINANCIAL CORP
                              110 Riverbend Avenue
                            Lewis Center, Ohio 43035

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                  MAY 19, 2005

To The Shareholders OF DCB Financial Corp:

You are hereby notified that the annual meeting of the shareholders of DCB Financial Corp (the "Company") will be held on May 19, 2005, at 4:00 P.M. at the Delaware County Bank & Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, for the purpose of considering and acting upon the following:

1. ELECTION OF DIRECTORS - To elect Class III directors to hold office until the expiration of their terms (3 years) expiring at the Annual Meeting in 2008, or until their successors shall be duly elected and qualified.

2. OTHER BUSINESS - To transact any other business which may properly come before the meeting or any adjournment of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF ITS NOMINEES NOTED IN THE PROXY STATEMENT.

The Board of Directors has fixed March 31, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. As of the record date there were 3,934,760 shares of the Company's no par value common stock outstanding. The stock transfer books of the Company will not be closed prior to the meeting.

A copy of the Company's Annual Report, which includes the Company's audited Balance Sheets as of December 31, 2004, and 2003, the related audited Statements of Income, Statements of Changes in Shareholders' Equity, and Statements of Cash Flows for each of the three years ended December 31, 2004, is enclosed.

                                         By the order of the Board of Directors

                                         /s/ Jeffrey T. Benton

April 15, 2005

                                         Jeffrey T. Benton
                                         President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU STILL HAVE THE RIGHT TO REVOKE THE PROXY AND VOTE IN PERSON AT THE MEETING IF YOU SO CHOOSE. IF YOU HAVE ANY QUESTIONS PLEASE CONTACT DONALD R. BLACKBURN, SECRETARY OF DCB FINANCIAL CORP (740/657-7930).

                               DCB FINANCIAL CORP
                              110 Riverbend Avenue
                            Lewis Center, Ohio 43035
                                 (740) 657-7000

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation, by the Board of Directors of DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, Ohio 43035, (740) 657-7000, of proxies to be voted at the annual meeting of the shareholders of DCB Financial Corp to be held on May 19, 2005, at 4:00 P.M. at the Delaware County Bank & Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, in accordance with the foregoing notice.

DCB Financial Corp is a financial services holding company. DCB Financial Corp is at times hereinafter referred to as the "Company."

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company and will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiaries may solicit the return of proxies by telephone, facsimile, other electronic media or through personal contact. Proxies may not be returned through the Internet. The Directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses.

The proxy materials are first being mailed to shareholders on or about April 15, 2005.

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted "FOR" the election of the management director nominees listed in this Proxy Statement and in the discretion of the proxy committee for any other business that properly comes before the meeting.

VOTING SECURITIES AND PROCEDURES

Only shareholders of record at the close of business on March 31, 2005, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 31, 2005, the Company had outstanding 3,934,760 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date. Shareholders do not have cumulative voting rights with respect to the election of directors.

The presence in person or by proxy of a majority of the outstanding shares of common stock of the Company entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

The three nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election for directors.

Many of the Company's shareholders hold their shares in "street name" -- in the name of a brokerage firm. If you hold your shares in "street name," please note that only your brokerage firm can sign a proxy on your behalf.

The Board of Directors urges you to contact the person responsible for your account today, and instruct them to execute a proxy on your behalf for the annual meeting.

All Directors and Executive Officers of the Company as a group (comprised of 16 individuals), beneficially held 229,177 shares of the Company's common stock as of December 31, 2004, representing 6.0% of the outstanding common stock of the Company.

      PROPOSAL 1 - ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS

At the annual meeting three (3) Directors will be elected to a three-year term expiring at the annual meeting in 2008.

The Code of Regulations for the Company provides that the Directors shall be divided into three Classes, as nearly equal in number as possible. The number of Directors and year of term expiration for each Class is as follows:

                  Class I          3 Directors          Term Expiration 2006
                  Class II         3 Directors          Term Expiration 2007
                  Class III        3 Directors          Term Expiration 2008

The Board has nominated the following individuals for election as Class III Directors for terms expiring at the Annual Meeting in 2008. Information regarding these nominees is set forth as follows. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

                                                            PRINCIPAL OCCUPATION
       NAME           AGE  DIRECTOR SINCE (1)              DURING PAST FIVE YEARS
--------------------  ---  ------------------   ---------------------------------------------
Jerome Harmeyer        65        1990          President, Fisher Cast Steel, Liberty Castings,
                                               foundries

Vicki J. Lewis         50        1997          Vice President of Strategic Development,
                                               Grady Memorial Hospital

William R. Oberfield   50        1993          President, Oberfield's Concrete Products

------------------------------
(1) Includes time served as a director of The Delaware County Bank & Trust Company prior to the organization of the Company in 1997.

While it is contemplated that all nominees will stand for election, and the nominees have confirmed this with the Company, if one or more of the nominees at the time of the annual meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company's Code of Regulations, the three nominees receiving the greatest number of votes will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE ABOVE NOMINEES.

The following table sets forth certain information with respect to the Class I and II Directors of DCB Financial Corp:

                              DIRECTOR
     NAME (CLASS)        AGE  SINCE(1)       PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
---------------------    ---- --------  --------------------------------------------------------
Jeffrey T. Benton (I)     52    2003    Currently, President and CEO of the Company and its
                                        wholly owned subsidiary, The Delaware County Bank
                                        & Trust Company; formerly Executive Vice President,
                                        Community First Bank, Celina, Ohio; Consultant to the
                                        banking industry; Senior Vice President, Bank One,
                                        N. A.

Terry M. Kramer (II)(2)   58    1992    President, Kramer Exploration.

Edward Powers (II)        59    1984    President, R. B. Powers and Co., a specialty items
                                        manufacturer

Gary M. Skinner (I)       60    1996    President, Hardscrabble Farms

Adam Stevenson (I)        64    2001    Retired Plant Manager, PPG Industries

Donald J. Wolf (II)       61    2003    President, Wolf, Rogers, Dickey and Company, CPAs

(1) Includes time served as a director of The Delaware County Bank & Trust Company prior to the organization of the Company in 1997.

(2) Chairman of the Board of Directors for the Company and The Delaware County Bank and Trust Company.

Merrill Kaufman retired as a director of the Company on October 20, 2004. Dr. G. William Parker retired as a director of the Company on March 16, 2005.

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company, other than Jay Wolf, Assistant Vice President and Marketing Director, who is the nephew of Donald J. Wolf, a director.

The following table sets forth certain information with respect to the executive officers of DCB Financial Corp:

                           OFFICER  POSITION AND OFFICES HELD WITH COMPANY
        NAME         AGE  SINCE(1)  & PRINCIPAL OCCUPATION HELD PAST FIVE YEARS
        ----         ---  --------  --------------------------------------------------
Jeffrey T. Benton     52   2003     President and Chief Executive Officer
                                    Formerly Executive Vice President, Community First

                                    Bank, Celina, Ohio; Consultant to the banking
                                    industry; Senior Vice President, Bank One, N.A.

Donald R. Blackburn   61   1988     Vice President, Customer Relations and Shareholder
                                    Relations

Brian E. Stanfill     46   1998     Vice President, Operations & Human Resources

John A. Ustaszewski   39   2001     Vice President and Chief Financial Officer; Vice
                                    President and Risk Manager, Corporate One prior to
                                    2001

Barbara  S. Walters   49   2003     Senior Vice President, Retail Banking; Area President,
                                    National City Bank

Thomas R. Whitney     56   1996     Senior Vice President and Senior Trust Officer and
                                    Legal Counsel

Jerry S. Whittington  59   2001     Senior Vice President Lending, prior to his
                                    appointment as SVP, he was a Vice President of
                                    Lending for The Bank; before joining The Bank, he
                                    was a Vice President of Lending for Huntington
                                    National Bank, Columbus, Ohio

Jay D. Wolf           34   1993     Assistant Vice President and Marketing Director

(1) Includes time served as an officer of The Delaware County Bank & Trust
Company

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of shares of common stock owned by the Directors and Executive Officers of the Company. Each of the persons named in the following table possesses sole voting and investment power, except as otherwise shown in the footnotes to the following table. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns five percent or more of the Company's common stock.

                                                        AMOUNT AND NATURE
                                                     OF BENEFICIAL OWNERSHIP
                     NAME                               DECEMBER 31, 2004     PERCENTAGE
---------------------------------------------------  -----------------------  ----------
Jeffrey T. Benton, Director & CEO                           4,813(1)              *
William R. Oberfield, Director                             20,513(2)              *
Gary M. Skinner, Director                                  23,261(3)              *
Terry M. Kramer, Chairman of the Board of Directors        51,190(4)           1.30%
Edward Powers, Director                                    21,840                 *
Jerome J. Harmeyer, Director                               52,833(5)           1.34%
Vicki J. Lewis, Director                                   16,260(6)              *
Adam Stevenson, Director                                    2,532(7)              *
Donald J. Wolf, Director                                    3,891(8)              *
Brian Stanfill, Executive Officer                           4,389(9)              *
Barbara Walters, Executive Officer                          1,325                 *
Jerry Whittington, Executive Officer                           31                 *

Thomas R. Whitney, Executive Officer                                      11,876(10)                         *
All directors, nominees and executive officers as a group (16 in number) 229,177                          6.00%
                                                                                    *Ownership is less than 1%

(1) Includes beneficial ownership of 540 shares owned by his son and 455 restricted shares for which he has sole voting but no investment power.

(2) Includes beneficial ownership of 5,394 shares owned by spouse and spouse's IRA.

(3) Includes beneficial ownership of 9,236 shares owned jointly with spouse and 667 shares owned by spouse.

(4) Includes beneficial ownership of 24,420 shares owned by his spouse.

(5) Includes 1,144 shares owned jointly with spouse and 43,639 shares owned by spouse and spouse's IRA.

(6) Includes beneficial ownership of 15,700 shares owned by spouse.

(7) Includes 32 shares owned jointly with spouse.

(8) Includes 507 shares owned by spouse.

(9) Includes 9 shares owned by children.

(10) Includes beneficial ownership of 606 shares which are subject to shared voting and investment power with his spouse.

              COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors of the Company has appointed and maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee.

AUDIT COMMITTEE

The Audit Committee selects and engages the Company's independent auditors. The Audit Committee reviews with the Company's independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent auditors and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors' audit and nonaudit fees. The Audit Committee also has been charged with the enforcement of the Code of Ethics and Business Conduct adopted by the Company's Board of Directors, as discussed below. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Company's website at www.dcbfinancialcorp.com. The Audit Committee is comprised of Ms. Lewis and Messrs. Wolf, Skinner, and Powers. The Audit Committee met seven (7) times during 2004. The Board of Directors has determined that Donald J. Wolf, one of the members of the Audit Committee, is an "audit committee financial expert" as defined under the regulations of the Securities and Exchange Commission. Mr. Wolf and all of the other members of the Audit Committee have been determined by the Board of Directors to be "independent" under the listing standards adopted by the Nasdaq Stock Market.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for overseeing the administration of the Company's employee benefit plans; establishing the compensation of the Chief Executive Officer, approving senior management's compensation and reviewing the compensation of all other officers; reviewing the criteria that forms the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard and evaluating and establishing director's compensation. The Board of Directors has adopted a written charter for the Compensation Committee, which may be found on the Company's website at www.dcbfinancialcorp.com. The Compensation Committee is comprised of Ms. Lewis and Messrs. Kramer, Skinner and Stevenson. All members of the Compensation Committee are independent under Nasdaq listing standards. The Compensation Committee met six (6) times during 2004.

NOMINATING AND GOVERNANCE COMMITTEE

The Company's Nominating and Governance Committee is responsible for making recommendations to the Board of nominees for election to the Board of Directors and, from time to time, making appointments to fill vacancies created prior to the expiration of a Director's term. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which may be found on the Company's website at www.dcbfinancialcorp.com. The Nominating and Governance Committee will consider nominees recommended by shareholders. The procedure for nominating an individual as a director is set forth below under the heading "Nominations for Members of the Board of Directors." The Committee did not meet in 2004. The Nominating and Governance Committee is comprised of Messrs. Stevenson, Kramer and Powers. The Committee also is responsible for overseeing the Company's corporate governance policies and procedures, as detailed below.

The Board of Directors of the Company meets monthly for its regular meetings and upon call for special meetings. During 2004, the Board of Directors of the Company met twelve (12) times. All Directors of the Company attended at least 75 percent of the Board and Committee Meetings that they were scheduled to attend during 2004.

Directors are paid a monthly retainer of $250 for serving on the Board, except for the Chairman of the Board who receives a retainer of $500 per month. In addition, the Directors receive $400 per board meeting attended and $150 for each committee meeting attended. Committee Chairs receive $200 for each Committee Meeting attended. Committee Chairs and Directors serving on the Loan, Audit and Compensation Committees receive $250 and $200 respectively for each meeting attended.

On June 23, 2004, the Compensation Committee of the Board of Directors awarded each non-employee director of the Company a nonqualified option to acquire 213 common shares of the Company at an exercise price of $22.00 per share vesting on June 23, 2005.

CORPORATE GOVERNANCE

Although the corporate governance requirements set forth in the Nasdaq listing standards are not applicable to the Company because it is not listed on Nasdaq, the Company decided to implement most of the corporate governance practices required of Nasdaq listed companies to encourage appropriate conduct among its Directors, officers and employees and to assure that the Company operates in an ethical manner.

The Board of Directors has established Corporate Governance Guidelines for the Company. A copy of the Company's Corporate Governance Guidelines appears on the Company's website at www.dcbfinancialcorp.com. Although not required, a majority of the Directors of the Company are currently independent.

The Board of Directors has adopted a Code of Ethics and Business Conduct which you may find on the Company's website at www.dcbfinancialcorp.com. In addition, a copy of the Code of Ethics and Business Conduct is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code of Ethics and Business Conduct should address written requests to Donald R. Blackburn, Secretary of the Company at the Company's offices, 110 Riverbend Avenue, Lewis Center, Ohio 43035.

NOMINATIONS FOR MEMBERS OF THE BOARD OF DIRECTORS

The Nominating and Governance Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination, in accordance with the Company's Code of Regulations. The Committee will investigate and assess the background and skills of potential candidates. The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have sufficient networks of business contacts to identify candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Company's Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.

The Company's Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Company's business; depth and breadth of business and civic experience in leadership positions; ties to the Company's geographic markets and minimum ownership of $500 of the Company's common shares. The Company's Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Company's executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31st of each year for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor the Board to nominate any such individual for election.

The Nominating and Governance Committee has not hired any director search firm in 2005 and, accordingly, paid no fees to any such company. As indicated above, however, the Nominating and Governance Committee may do so in the future if necessary.

While the Company has no specific policy requiring attendance at the annual meeting of shareholders by Directors, such attendance is expected. At the 2004 annual meeting, 9 of the 11 directors attended.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the four other highest paid executive officers, as well as the total compensation paid to each individual during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                                                                    SECURITIES
                                                                     RESTRICTED     UNDERLYING    ALL OTHER
    NAME AND PRINCIPAL POSITION          YEAR   SALARY   BONUS(1)  STOCK AWARDS(2)  OPTIONS(#)  COMPENSATION(3)
----------------------------------       ----   ------   --------  ---------------  ----------  ---------------
Jeffrey T. Benton                        2004  $170,000  $ 96,900        -0-         3,091(5)      $ 22,307
President and CEO                        2003  $148,269  $ 70,000   $ 10,010(4)        -0-         $    546
                                         2002       -0-       -0-   $ 15,000(6)        -0-              -0-

Thomas R. Whitney                        2004  $114,834  $ 38,483        -0-           981         $ 15,230
Senior Vice President and                2003  $104,834  $ 11,038        -0-           -0-         $ 21,841
Senior Trust Officer                     2002  $104,834  $  7,148        -0-           -0-         $ 26,779

Jerry Whittington                        2004  $104,934  $ 20,966        -0-           940         $ 11,339
Senior Vice President,                   2003  $ 87,975  $  4,435        -0-           -0-         $    765
Lending                                  2002  $ 86,498  $  1,596        -0-           -0-         $    332

Barbara Walters                          2004  $ 96,900  $ 12,597        -0-           828         $ 10,518
Senior Vice President,                   2003  $ 61,932  $  3,719        -0-           -0-         $    290
Retail Banking                           2002       -0-       -0-        -0-           -0-              -0-

Brian Stanfill                           2004  $ 96,450  $ 12,310        -0-           835         $ 12,818
Vice President,                          2003  $ 90,000  $  3,105        -0-           -0-         $  2,826
Operations, Technology & Human Resource  2002  $ 90,000  $  6,136        -0-           -0-         $  2,601

(1) Bonus amounts for Messrs. Whitney, Whittington and Stanfill, and Ms. Walters for 2004 have been and will be paid 20% in Company common shares, having a fair market value of $27.95 per share on February 28, 2005, the date awarded, and 80% in cash with one-half paid on February 28, 2005 and the other half on August 31, 2005, assuming employment by the Company at that date.

(2) At December 31, 2004, Mr. Benton owned a total of 455 restricted common shares of the Company, which were worth $13,081 at that date. The award agreement relating to the grant of these shares provides for vesting one-third per year after 3, 4, and 5 years from the date of grant. Dividends are paid with respect to the shares of restricted stock owned by Mr. Benton.

(3) The amounts shown in this column for the most recently completed fiscal year were derived from the following: (1) contributions by the Company to the executive's deferral account under the Company's Deferred Compensation Plan: Mr. Benton, $17,000; Mr. Whitney, $11,483; Mr. Whittington, $10,493; Ms. Walters $9,690; and Mr. Stanfill, $9,645; (2) contributions by the Company to the Company's 401(k) plan for the benefit of the executive: Mr. Benton, $4,887; Mr. Whitney, $3,432; Mr. Whittington, $520; Ms. Walters, $2,785; and Mr. Stanfill, $2,883; and (3) the economic benefit of life insurance coverage provided for the executive officers: Mr. Benton, $420; Mr. Whitney, $314; Mr. Whittington, $344; Ms. Walters, $290; and Mr. Stanfill, $289.

(4) Represents a grant of 455 common shares of the Company valued at the closing market price of $22.00 per share for the Company's unrestricted common shares as of February 26, 2004, the date of grant.

(5) In accordance with the terms of Mr. Benton's employment agreement, approximately one-half his bonus earned for 2004 fiscal year performance was paid in the form of a stock option grant. On February 28, 2005, Mr. Benton was awarded an incentive stock option for 3,091 Company common shares at an exercise price of $27.50 per share, representing approximately one-half of Mr. Benton's bonus for 2004. This option vests with respect to one-third of the shares covered by the option on each of the third, fourth and fifth anniversaries of the date of the award.

(6) Represents a grant of 800 restricted common shares of the Company valued at the closing market price of $18.75 per share for the Company's unrestricted common shares as of December 18, 2002, the date of grant. Mr. Benton's right to these shares vested on December 31, 2004.

OPTION GRANTS TABLE

The following table presents information about stock options granted during 2004 to the named executive officers.

               OPTION GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS

                         NUMBER OF     PERCENT OF
                        SECURITIES    TOTAL OPTIONS
                        UNDERLYING     GRANTED TO     EXERCISE OR
                          OPTIONS     EMPLOYEES IN       BASE       EXPIRATION       GRANT DATE
       NAME           GRANTED (#)(1)   FISCAL YEAR   PRICE ($/SH)      DATE       PRESENT VALUE(2)
--------------------  --------------  -------------  ------------  -----------    ----------------
Jeffrey T. Benton           -0-              0%         $ 0.00          N/A            $0
Thomas R. Whitney           981           6.49%         $23.40     June 22, 2014       $3,375
Jerry S. Whittington        940           6.22%         $23.40     June 22, 2014       $3,234
Barbara S. Walters          828           5.48%         $23.40     June 22, 2014       $2,848
Brian E. Stanfill           835           5.53%         $23.40     June 22, 2014       $2,872

(1) All options are incentive stock options which vest ratably over a 5-year period commencing June 22, 2005. All options have an exercise price equal to the fair market value on the date of grant. The terms of the Company's 2004 Long-Term Incentive Compensation Plan provide that all options become exercisable in full in the event of a change in control as defined in the Long-Term Incentive Compensation Plan.

(2) The option value was calculated to be $3.44 per share using the Black-Scholes stock option pricing model. In making this calculation, it was assumed that the average exercise period was 6.7 years, the volatility rate was 14%, the risk-free rate of return was 4.25%, and the dividend yield was 1.75%.

OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table presents information about stock options exercised during 2004 and unexercised stock options at December 31, 2004 for the five named executive officers.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE
      AGGREGATED OPTION EXERCISES IN 2004 AND FISCAL YEAR-END OPTION VALUES

                                               NUMBER OF SECURITIES
                                              UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                    OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                              DECEMBER 31, 2004 (#)     DECEMBER 31, 2004($)
                         SHARES
                        ACQUIRED      VALUE        EXERCISABLE/            EXERCISABLE/
        NAME          OR EXERCISED  REALIZED      UNEXERCISABLE            UNEXERCISABLE
--------------------- ------------  --------  ---------------------   -----------------------
Jeffrey T. Benton          -0-         $0               0/0                    $0/$0
Thomas R. Whitney          -0-         $0              0/981                 $0/$5,101
Jerry S. Whittington       -0-         $0              0/940                 $0/$4,888
Barbara S. Walters         -0-         $0              0/828                 $0/$4,305
Brian E. Stanfill          -0-         $0              0/835                 $0/$4,342

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

The Company and its shareholders have adopted the 2004 Long-Term Incentive Compensation Plan. A total of 300,000 shares have been reserved for issuance under the 2004 Long-Term Incentive Compensation Plan. The plan provides for the award of stock options, stock or restricted stock and performance awards consisting of stock, cash or a combination of stock and cash to any director, officer, or employee designated by the Compensation Committee of the Board of Directors, which administers the plan. The Committee's authority includes the power to (a) determine who will receive awards under the plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), subject to the terms of the Plan, (c) determine the amount and form of awards, (d) interpret the plan and terms of awards, and (e) adopt rules for administration of the plan.

Stock options awarded under the plan have terms of up to 10 years and may be "incentive" or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or "incentive," stock options. Nonqualified stock options may be granted to any eligible plan participant, but incentive stock options may be granted solely to employees of the Company or its Subsidiaries. The exercise price of stock options may not be less than the fair market value of the Company's common stock on the date of grant.

An option may only be exercised while the optionee is employed by the Company or a Subsidiary or within 30 days after cessation of the optionee's employment if the reason for cessation of employment is other than disability, retirement, death or termination for gross misconduct. In the case of disability or normal retirement, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the lesser of three years after termination of employment or the remaining term of the option (such three-year period is reduced to a one-year period in the case of early retirement or death). In the case of termination for gross misconduct, the option may not be exercised after termination of employment. In the event of a change of control of the Company (as defined in the Plan), any option which is not then exercisable, automatically becomes exercisable.

                               EMPLOYMENT CONTRACT

On March 7, 2005, the Company entered into a new employment agreement with Jeffrey T. Benton, President and CEO of the Company and its subsidiary bank, The Delaware County Bank & Trust Company (the "Bank") effective January 1, 2005.

The agreement provides that Mr. Benton will serve as our President and Chief Executive Officer for a term continuing until December 31, 2007. After this initial term, the agreement will automatically be extended for additional one year periods unless we or Mr. Benton give notice to the other of our or his intent to terminate the agreement.

The agreement provides that Mr. Benton will have an annual base salary of $170,000. The agreement provides that our Board of Directors will establish performance goals each year for Mr. Benton, including standards by which he may achieve an annual performance-based bonus of up to $337,500 (the "Potential Bonus"), with the parties stated expectation and desire that Mr. Benton's performance will result in a bonus amount (the "Bonus Amount") for each year of at least 65% of the Potential Bonus.

One half of the Bonus Amount will be paid each year in a lump sum cash bonus. The other half of the Bonus Amount will be paid each year in the form of nonqualified stock options awarded under our 2004

Long-Term Stock Incentive Plan. The number of shares to be included in the option awarded to Mr. Benton will be determined by dividing one-half of the Bonus Amount by the opening price per share of our stock on the date the bonus is awarded by our Board of Directors (within 30 days of the completion of our audited financial statements each year for the prior fiscal year). The per share exercise price of the option will be the opening price of our stock on the date the bonus is awarded. Each option will vest over a five year period, with one-third vesting after three years, two-thirds after four years and full vesting after five years.

The agreement provides that Mr. Benton will be eligible to participate in all our employee benefit plans and will have the use of a country club membership.

We may terminate Mr. Benton's employment at any time with or without cause. In the event of termination, the agreement provides for payment of 12 months of base salary, unless Mr. Benton is terminated for "Just Cause" (as defined in the agreement). Mr. Benton is permitted to terminate the agreement and receive his base pay for 12 months in the event of a change of control, if he resigns within 12 months of such action. The agreement provides for protection of the Company's confidential information and includes a covenant not to compete during the agreement and for two years thereafter. The agreement provides for arbitration of disputes arising under the agreement.

                           DEFERRED COMPENSATION PLAN

In 2004 the Company established The Delaware County Bank and Trust Executive Deferred Compensation Plan (the "Deferred Compensation Plan") which replaced The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan. Under the terms of the Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Plan also provides that the Board of Directors may contribute annually an additional amount to the participant's deferral account, targeted at up to 10% of the participant's base salary, but which may be more in the Board's discretion. For 2004, the Board of Directors elected to have the Company contribute 10% of each named executive officer's base salary to his or her deferral account established under the Deferred Compensation Plan.

Amounts deferred by the participant vest immediately. Contributions made by the Company to the participant's deferral account vest based on the participant's years of service with the Company with 25% vested after 5 years of service, 50% vested after 11 years of service, 75% vested after 16 years of service and 100% vested after 20 years of service. All Company contributions vest for each participant employed by the Company at age 62, regardless of the vesting schedule. Interest is credited annually to each participant's account, computed at the Company's one-year certificate of deposit rate in effect on January 1st every year and paid on the balance of the participant's deferred account at the end of the year.

Each participant is entitled to withdraw the balance of his or her account upon reaching age 62. Upon termination of employment prior to age 62 for any reason other than termination for "Cause" or involuntary termination following a change in control of the Company, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment due to the participant's disability, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment because of death, the participant's beneficiary is entitled to withdraw the vested portion of the participant's deferral account. Upon "involuntary" termination within 12 months following a change in control of the Company, including a reduction in base salary or material reduction in benefits, the participant may withdraw the balance of his or her deferral account, providing that to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Internal Revenue, the benefit paid under the Deferred Compensation Plan will be reduced so as not to be an excess parachute payment. Upon "Termination for Cause" as defined in the Plan, the participant will not be entitled to withdraw any amount in excess of the participant's deferrals.

Participants may elect to make withdrawals from their deferral accounts in either a lump sum or in equal monthly installments over a period not to exceed 10 years. If a participant dies while employed by the Company, the participant's beneficiary receives a lump sum payment of the participant's vested deferred account within 30 days of the participant's death.

Amounts in participant deferral accounts are the unsecured obligation of the Company. The Company may amend or terminate the Deferred Compensation Plan at any time at the discretion of the Board of Directors. No amendment may decrease the value of any participant's vested deferral account balance. Upon termination of the Deferred Compensation Plan, all vested deferred account balances will be paid in a lump sum distribution regardless of any contrary participant election.

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

The Board of Directors of the Company has established a Compensation Committee comprised entirely of independent Directors as determined by the Company's Corporate Governance Guidelines. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. There are no interlocking relationships involving any members of the Compensation Committee.

Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and other executive officers. The Chief Executive Officer does not participate in any discussions regarding his own compensation.

The objectives of the Company's executive compensation program are to:

      -     Support the achievement of desired goals of the Company.

      - Provide compensation that will attract and retain superior talent and reward performance.

      - Align the executive officers' interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.

The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance.

COMPENSATION MATTERS IN 2004

During 2004 the Compensation Committee increased the levels of base salary of the Chief Executive Officer and the other executive officers. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size and operations, and also took individual performance into account.

The performance of the Company for the purpose of determining the annual bonuses to be paid to the executive officers, including the Chief Executive Officer, was based on earnings per share, the efficiency ratio (interest plus noninterest income divided by noninterest expense), credit quality, the net interest margin, and growth in assets of the Company for the year 2004.

EXECUTIVE OFFICER COMPENSATION PROGRAM

The Company's executive officer compensation program is comprised of base salary, annual incentive compensation, long-term incentive compensation in the form of stock options and various benefits.

BASE SALARY

Base salary levels for the Company's executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, Company performance and specific issues particular to the Company.

ANNUAL INCENTIVE COMPENSATION

The purpose of the plan is to provide direct financial incentives in the form of an annual cash bonus to executives to achieve the Company's annual goals. For 2004, the Compensation Committee recommended and the Board of Directors selected earnings per share, the efficiency ratio, credit quality, the net interest margin, and growth in assets of the Company as the measurements of the Company's performance, with a threshold goal set for each performance measure for determining bonus opportunities for executive officers. Company performance exceeding the threshold produces a ratable increase in the bonus amount based upon that particular performance measure. Individual goals are also established for each executive officer, however, each executive officer's bonus opportunity is weighted in favor of the achievement of Company performance goals, with 80% of the maximum bonus for each executive officer dependent on achievement of Company performance goals and 20% dependent on achievement of individual goals. The amount distributed to each participant is based on his or her base salary and is weighted to reflect each participant's ability to affect the performance of the Company, with the Chief Executive Officer having the largest weighting. The Company met its threshold goal for performance under each of the criteria chosen by the Compensation Committee to measure Company performance in 2004.

LONG-TERM INCENTIVES

Stock options awarded under the 2004 Long-Term Incentive Compensation Plan constitute the Company's long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in the Company's common shares.

The 2004 Long-Term Incentive Compensation Plan authorizes a committee of outside directors to award stock options and other stock compensation to key executives.

BENEFITS

DCB Financial Corp provides medical and other employee benefits to its executive officers that are generally available to all fulltime employees of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Compensation Committee increased Mr. Benton's annual base salary from $150,000 to $170,000, effective January 1, 2004, based upon the Compensation Committee's review of chief executive officer compensation at other banking companies of similar size and complexity of operations. Mr. Benton's base salary remains at $170,000 for 2005. Under Mr. Benton's employment agreement in effect during 2004, the Compensation Committee also awarded Mr. Benton a cash bonus of $96,900 and on February 28, 2005, an option to acquire 3,091 Company common shares at an exercise price of $27.50 per share, based on the achievement of Company performance and individual goals set for Mr. Benton for 2004.

In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

MEMBERSHIP OF THE COMPENSATION COMMITTEE

Directors serving on the Compensation Committee are named below:

                             Vicki J. Lewis (Chair)
                                 Terry M. Kramer
                                 Gary M. Skinner
                                 Adam Stevenson

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2004 the Compensation Committee members were Vicki J. Lewis, Chair, Terry M. Kramer, G. William Parker, Gary M. Skinner and Adam Stevenson. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee. The Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with The Delaware Bank and Trust Company. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. Mr. Benton, Chief Executive Officer of the Company, does not participate in any discussions or decisions regarding his own compensation.

           PERFORMANCE GRAPH - FIVE YEAR SHAREHOLDER RETURN COMPARISON

We have set forth below a line-graph presentation comparing cumulative five-year shareholder returns for the Company, the S & P 500 Index, the Russell 2000 Index and the Nasdaq Bank Index. The chart below compares the value of $100 invested on December 31, 1999, in the stock of DCB Financial Corp., the S & P 500 Index, the Russell 2000 Index and the Nasdaq Bank Index.

                             1999          2000         2001         2002         2003         2004
                            -------       -------      -------      -------      -------      -------
DCBF                        $100.00       $ 78.29      $100.19      $140.87      $160.85      $235.55
S & P 500 Index             $100.00       $ 90.87      $ 80.07      $ 62.37      $ 80.26      $ 88.99
Russell 2000 Index          $100.00       $ 96.97      $ 99.38      $ 79.03      $116.37      $137.70
Nasdaq Bank Composite       $100.00       $117.20      $131.85      $141.05      $187.01      $212.48

                                  [LINE GRAPH]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors of the Company, as well as the companies with which such directors are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Company and the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.

The Bank expects to have in the future banking transactions in the ordinary course of its business with directors, officers and principal shareholders, and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and the Company reports of their ownership of the Company's securities. Based upon written representations and copies of reports furnished to the Company by Insiders, all
Section 16 reporting requirements applicable to Insiders during 2004 were satisfied on a timely basis.

                              SELECTION OF AUDITORS

On March 13, 2003, the Audit Committee of the Board of Directors of the Company dismissed Crowe Chizek and Company, LLP, as its independent auditors and engaged the services of Grant Thornton LLP as its new independent auditors for 2003. Grant Thornton LLP was engaged to provide independent audit services for the Company and to provide certain non-audit services including advice on accounting, tax, and reporting matters.

During the fiscal years ended December 31, 2002 and 2001, and the subsequent interim period through March 13, 2003, there were no disagreements between the Company and Crowe Chizek and Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Crowe Chizek and Company, LLP's satisfaction, would have caused Crowe Chizek and Company, LLP to make reference to the subject matter of the disagreement in connection with its reports.

The Audit Committee has retained Grant Thornton LLP as the Company's independent auditors for 2005. Representatives of Grant Thornton LLP will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                         PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2004 and December 31, 2003 by Grant Thornton LLP, the Company's principal accounting firm for 2004 and 2003.

                                    December 31              December 31
                                       2004                     2003
                                    -----------              -----------
Audit Fees                          $135,160(1)                $70,300
Audit Related Fees                       -0-                       -0-
Tax Fees                              11,150(2)                    -0-
All Other Fees                        34,977(3)                    -0-
TOTAL                               $182,327                   $70,300

(1) Includes fees for external audit and audit of internal controls over financial reporting required by Sarbanes-Oxley Section 404.

(2) Includes fees for services related to tax compliance and tax planning.

(3) Includes fees for SAS 70 and 401(k) audits.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if
(1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
                            AND DIRECTOR NOMINATIONS

Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting, they must be received by the Company no later than December 15, 2005. Such proposals should be directed to DCB Financial Corp, Attention: Corporate Secretary, 110 Riverbend Avenue, P.O. Box 1001, Lewis Center, OH 43035. Any shareholder who intends to propose any other matter to be acted upon at the 2006 Annual Meeting of Shareholders must inform the Company not less than sixty days prior to the meeting. If notice is not provided by that date, the persons named in the Company's Proxy for the 2006 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2006 Annual Meeting.

In order to make a director nomination at a shareholder meeting it is necessary that you notify DCB Financial Corp no fewer than 90 days in advance of the meeting. In addition, the notice must meet all other requirements contained in the Company's Code of Regulations.

SHAREHOLDER COMMUNICATIONS

Shareholders of the Company may send communications to the Board of Directors through the Company's office of Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, P.O. Box 1001, Lewis Center, OH 43035. Communications sent by shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.

                                  OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing and which may properly come before the meeting. A COPY OF THE COMPANY'S 2004 REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ON FORM 10-K, AS AMENDED, WILL BE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS ON REQUEST. Address all requests, in writing, for this document to Donald R. Blackburn, Vice President & Secretary, DCB Financial Corp., 110 Riverbend Avenue, Lewis Center, Ohio 43035.

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report are being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a security holder at a shared address to which a single copy of the documents was delivered. To request separate delivery of these materials now or in the future, a security holder may submit a written request to Donald R. Blackburn, Vice President & Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, Ohio 43035, (740) 657-7930. Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive a single copy of such materials may do so by directing their request to the Company in the manner provided above.

By Order of the Board of Directors of DCB Financial Corp

                                          /s/ Jeffrey T. Benton

                                          Jeffrey T. Benton
                                          President and Chief Executive Officer

 WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                                     PROXY FOR ANNUAL MEETING OF
                                                            DCB FINANCIAL CORP

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of DCB Financial Corp, Lewis Center, Ohio, do hereby nominate, constitute, and appoint Terry M. Kramer, Edward Powers and Gary M. Skinner, or any one of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Company, standing in my name on its books on March 31, 2005, at the Annual Meeting of its shareholders to be held on May 19, 2005, at 4:00 P.M. (local time) at the Delaware County Bank & Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, or any postponements or adjournments thereof with all the powers the undersigned would possess if personally present as follows. This proxy revokes all prior proxies given by the undersigned.

      1. To elect three (3) members of Class III (term to expire 2008) to the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

Nominees:
---------
Jerome Harmeyer          For All Nominees [ ]

Vicki J. Lewis           Withhold Authority to Vote For All Nominees [ ]

William R. Oberfield     (To Withhold Authority for an individual nominee,
                          check the "For All Nominees" box and draw a
                          line through the name of such nominee)

      2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED BY MANAGEMENT AND CONFERS AUTHORITY TO VOTE "FOR" THE NOMINEES NOTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. ALL SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

___________________  ____________  ________________  ___________________
Signature            Date            Signature       Date

           WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE,
                       GUARDIAN, PLEASE GIVE FULL TITLE.

              IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT
                              OWNERS SHOULD SIGN.